Exhibit 21.1

Subsidiaries of Registrant

DOMESTIC

Subsidiary Name	Jurisdiction of Organization
Anastasia Advertising Art, Inc.	Florida
Atlantic Prospect, Inc.	New York
Bustop Shelters of Nevada, Inc.	Nevada
Century Prince Street, Inc.	New York
Design-Graphics Inc.	Florida
Fuel Outdoor LLC	New York
Fuel Outdoor Holdings LLC	Delaware
Fuel Outdoor San Francisco LLC	Delaware
Metro Fuel LLC	Delaware
Millennium Billboards L.L.C.	New York
Mizey Realty Co., Inc.	New York
Motion Picture Promotions, LLC	New York
New York Subways Advertising Co., Inc.	Arizona
Outdoor Inc.	Maryland
Outdoor Management Network, Inc.	California
Outdoor Systems Americas 2 (Delaware), LLC	Delaware
Outdoor Systems Americas 3 (Delaware), LLC	Delaware
Outdoor Systems Electrical Corp.	New York
Outfront Allvision LLC	Delaware
Outfront/Branded Cities Colorado, LLC	Delaware
Outfront Canada Holdco LLC	Delaware
Outfront Foster Interstate LLC	Delaware
Outfront Foster Interstate Oakland LLC	Delaware
Outfront Media Boston LLC	New York
Outfront Media Bus Advertising LLC	New York
Outfront Media Capital Corporation	Delaware
Outfront Media Capital LLC	Delaware
Outfront Media Chicago LLC	New York
Outfront Media Citylites LLC	New York
OUTFRONT Media Downtown Advertising LLC	New York
Outfront Media Electrical & Maintenance LLC	New York
Outfront Media Group LLC	Delaware
Outfront Media Kiosk Advertising LLC	New York
Outfront Media L.A. Inc.	Delaware
Outfront Media LLC	Delaware
Outfront Media Miami LLC	Delaware
Outfront Media Miami Holdings LLC	New York
Outfront Media Minnesota LLC	New York
Outfront Media Outernet Inc.	Delaware
Outfront Media Receivables LLC	Delaware
Outfront Media Receivables TRS, LLC	Delaware
Outfront Media San Francisco LLC	New York
Outfront Media Sign Erectors LLC	New York
Outfront Media Sports Inc.	Delaware
Outfront Media Texas Inc.	Texas
Outfront Media Transportation Advertising LLC	New York
Outfront Media VW Communications LLC	New York
Outfront Media Wall to Wall LLC	Delaware
Raven Media LLC	Delaware
Rockbridge Sports, Media and Entertainment, LLC	Virginia
Salm Enterprises, Inc.	California
SDI Raven LLC	Delaware
TDI Northwest, Inc.	Washington
Wilson-Curtis, Inc.	Missouri

FOREIGN

Subsidiary Name	Jurisdiction of Organization
3261823 Nova Scotia Company	Canada
559733 British Columbia Ltd.	Canada
Advertising Systems HoldCo C.V.	The Netherlands
North American Display Sarl	Luxembourg
Outfront Media Canada LP	Canada
Outfront Media Canada GP Co.	Canada
Outdoor Systems Americas ULC	Canada (Alberta)
Outfront Media Canada Services Ltd.	Canada
Outdoor Systems Americas Holdco Sub Coöperatief U.A.	The Netherlands